UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2007
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Third Amendment dated as of May 27, 2007

Item 1.01. Entry into Material Definitive Agreement.
Amendment to Gaming Development and Management Agreement
          On June 8, 2007, Lakes Entertainment, Inc. (“Lakes”) received notification that the National Indian Gaming Commission (“NIGC”) approved the Third Amendment dated as of May 27, 2007 to First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement between the Shingle Springs Band of Miwok Indians and Lakes KAR — Shingle Springs, LLC. (“Agreement”), making it effective as of June 8, 2007. The primary changes made by the Agreement were:
•	the Agreement increases the amount of the monthly advances Lakes may make to the Shingle Springs Band of Miwok Indians (“Tribe”) pursuant to the transition loan from $125,000 to $175,000, to commence in July 2007 and running through the earlier of the commencement date or October 2010;

•	the Agreement provides that all funds advanced by Lakes to the Tribe pursuant to the land acquisition loan are to be repaid contemporaneously with and from the proceeds of the initial financing comprising the facility loan;

•	the Agreement increases the facility loan to an amount not to exceed $675 million.
Other general less significant changes were made by the Agreement as well.
          A copy of the Agreement is attached as an exhibit to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Third Amendment dated as of May 27, 2007 to First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement between the Shingle Springs Band of Miwok Indians and Lakes KAR - Shingle Springs, LLC.
             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: June 14, 2007	/s/ Timothy J. Cope

Name: Timothy J. Cope
Title: President and Chief Financial Officer

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